EXHIBIT 5

                             WARSHAW BURSTEIN COHEN
                             SCHLESINGER & KUH, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                            Telephone: (212) 984-7700
                            Facsimile: (212) 972-9150



                                February 12, 1998




C-Phone Corporation
6714 Netherlands Drive
Wilmington, North Carolina 28405


Gentlemen and Ladies:

         You have requested our opinion, as counsel for C-Phone Corporation, a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission").

         The Registration Statement relates to the offering by certain selling shareholders of up to 2,240,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), consisting of (i) 1,605,000 shares (the "Conversion Shares") of Common Stock reserved for issuance upon conversion of shares of the Company's Series A Convertible Preferred Stock issued to the investors (the "Investors") in the Company's December 1997 private placement (the "1997 Placement"), (ii) 500,000 shares (the "One-Year Warrant Shares") of Common Stock reserved for issuance upon the exercise of warrants (the "One-Year Warrants") expiring December 19, 1998 issued to the Investors and to an affiliate of the finder in the 1997 Placement, and (iii) 135,000 shares (the "Three-Year Warrant Shares") of Common Stock reserved for issuance upon the exercise of warrants (the "Three-Year Warrants") expiring December 19, 2000 issued to the Investors.

         In the preparation of our opinion, we have examined (1) the Restated Certificate of Incorporation of the Company, as amended to date, (2) the By-Laws of the Company, in effect on the date hereof, (3) minutes of meetings of the Company's Board of Directors, as made available to us by executive officers of the Company, (4) a certificate from an executive officer of the Company, (5) the Registration Statement, (6) the Securities Purchase Agreement, dated December 19, 1997, between the Company and each Investor, and (7) the One-year Warrants and the Three-Year Warrants issued in the 1997 Placement. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

         Based upon such examination, we are of the opinion that:

                  (1) the Conversion Shares, when issued and delivered in accordance with the terms of the Rights, will be validly issued, fully paid and non-assessable;


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                  (2) the One-Year Warrant Shares,  when issued and delivered in accordance with the terms of the One-Year Warrants, will be validly issued, fully paid and non-assessable; and

                  (3) the Three-Year Warrant Shares, when issued and delivered in accordance with the terms of the Three-Year Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         Certain partners of our Firm beneficially own an aggregate of 12,105 shares of Common Stock.



                                                     Sincerely yours,



                                                     WARSHAW BURSTEIN COHEN
                                                       SCHLESINGER & KUH, LLP




AAK/MDS


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